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                                   EXHIBIT 99
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                         SUSQUEHANNA BANCSHARES, INC.
                     26 NORTH CEDAR STREET, P.O. BOX 1000
                             LITITZ, PA 17543-7000
                                (717) 626-4721


                         SUSQUEHANNA BANCSHARES, INC.
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               ANNOUNCES ACQUISITION OF ASSET MANAGEMENT COMPANY
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FOR IMMEDIATE RELEASE: LITITZ, PA., March 7, 2000: Susquehanna Bancshares, Inc.,
(Nasdaq-Amex: SUSQ) announced that it completed the acquisition of Valley Forge Asset Management Corp. ("VFAM"), a Pennsylvania asset management corporation registered both as a broker/dealer and as an investment advisor, and Valley
Forge Investment Company, Inc. ("VFICO"), its parent corporation, on March 3, 2000, in cash transactions.

     VFAM is headquartered in King of Prussia, Pennsylvania. The firm provides investment advisory services for clients up and down the East coast, and as far West as California. As of March 3, 2000, it had approximately $900 million in assets under management. VFAM and its predecessors have provided investment advisory services to its clients since 1970.

     The acquisition represents Susquehanna's first acquisition of an investment advisory services corporation and is expected to enable Susquehanna and its affiliates to offer a broader range of investment advisory, asset management and brokerage services to its customers.

     Robert S. Bolinger, Chairman of the Board and CEO stated, "This is another major step in accelerating Susquehanna's strategic direction of becoming a fully integrated financial services company and is a win-win for all parties. VFAM will gain access to Susquehanna's distribution system including trust, estate planning and estate administration for its clients; Susquehanna's customers will be offered additional investment opportunities from a provider with an excellent performance and client retention record; VFAM should be an important source of additional fee income for Susquehanna and the acquisition is expected to be accretive to earnings in the first year."
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     Susquehanna Bancshares, Inc., is a multi-state bank holding company composed of nine banks, one savings bank, two leasing companies, a credit life reinsurance company, a trust and investment company, and an asset management company with combined assets of approximately $4.9 billion. Susquehanna provides financial services through its subsidiaries - Citizens National Bank of Southern Pennsylvania, Greencastle, Pa.; Farmers & Merchants Bank and Trust, Hagerstown, Md.; Farmers First Bank, Lititz, Pa.; First National Trust Bank, Sunbury, Pa.; Williamsport National Bank, Williamsport, Pa.; First Capitol Bank, York, Pa.; First American National Bank of Pennsylvania, Everett, Pa.; Susque-Bancshares Leasing Co., Lititz, Pa.; Susque-Bancshares Life Insurance Company, Lititz, Pa.; Susquehanna Trust & Investment Co., Lititz, Pa.; Susquehanna Bancshares South, Inc., parent of Susquehanna Bank, Towson, Md.; Susquehanna Bancshares East, Inc., parent of Equity Bank, N.A., Marlton, N.J. and Founders' Bank, Bryn Mawr, Pa.; Boston Service Company, Inc. (t/a Hann Financial Service Corporation;) and Valley Forge Asset Management Corp., King of Prussia, Pa. These subsidiaries own or lease 140 community banking offices in the mid-Atlantic region.

     This press release contains "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995, that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

     Investor information may be requested on our web-site at http://www.susqbanc.com.

For Further Information Contact:            Robert S. Bolinger
                                            Chairman of the Board & CEO
                                            SUSQUEHANNA BANCSHARES, INC.